Contacts:
Media: 703.469.1004 or media@fbr.com
Investors: Kurt Harrington at 703.469.1080 or ir@fbr.com

Friedman, Billings, Ramsey Group Reports
Third Quarter Financial Results

ARLINGTON, Va., October 23, 2008 -- Friedman, Billings, Ramsey Group, Inc. (FBR Group) (NYSE: FBR) today reported a net after-tax loss of $169.0 million for the quarter ended September 30, 2008, or $1.12 per share (diluted), compared to net after-tax loss of $210.6 million, or $1.25 per share (diluted), for the third quarter of 2007. FBR Group's net after-tax loss for the first nine months of 2008 was $149.0 million, or $0.99 per share (diluted), compared to a net after-tax loss of $388.2 million, or $2.27 per share (diluted) in the first nine months of 2007.

FBR Group also announced that it has retained financial advisors to evaluate strategic alternatives for the purpose of maximizing the value of its assets and liabilities including all of its trust preferred debt. Potential strategic alternatives include the sale of the company or its assets or distribution of its assets to shareholders.

Excluding its ownership interest in FBR Capital Markets, as of September 30, 2008, FBR Group had assets of $2.3 billion including MBS of $1.7 billion and cash of $82 million, and repurchase agreements of $1.7 billion. Total tangible capital was $349 million including trust preferred debt but excluding its ownership interest in FBR Capital Markets. FBR Group’s interest in FBR Capital Markets’ tangible capital was $223 million at September 30, 2008. FBR Group’s consolidated tangible capital on September 30, 2008 was $572 million and consolidated shareholders’ equity was $268 million.

Book value net of Accumulated Other Comprehensive Income (AOCI) (1) as of September 30, 2008 was $1.81 per share compared to book value net of AOCI of $2.89 per share as of June 30, 2008.

As of September 30, 2008, approximately $188 million of tangible capital, or $1.24 per share, was invested in cash and readily marketable agency securities. During the third quarter, $19 million of liquidations and pay-downs of capital invested in non-agency MBS securities and other investments was recovered. Remaining non-prime securities totaled $10 million at the end of the third quarter.

During the quarter and subsequent to the quarter end, FBR Group implemented a program to downsize its MBS portfolio in order to reduce exposure to deteriorating market conditions while at the same time generating additional cash to fund the extinguishment of its trust preferred debt at a significant discount to face value.

In the third quarter, the Company extinguished $6.8 million of trust preferred debt and realized a $4.1 million gain versus face value on the debt. Subsequent to quarter end, the Company extinguished an additional $38 million of trust preferred debt for a gain of $23 million leaving $273 million of trust preferred debt outstanding. Also subsequent to quarter end, the Company further reduced its MBS portfolio by $1.1 billion resulting in a net loss of $42 million after deducting the $23 million gain from the extinguishment of trust preferred debt.

After giving effect to these post-third quarter transactions, FBR Group has agency MBS of $503 million, super senior AAA MBS of $195 million, and total repurchase agreements of $568 million.

Third Quarter Highlights

The third quarter 2008 results reflect cash and non-cash items.

Operating and realized Investment Losses of $36.0 million include:

▪	$1.5 million of operating cash loss at FBR Group

▪	$4.1 million gain on the extinguishment of $6.8 million of trust preferred debt.

▪	$23.9 million of realized investment loss related to sales of agency MBS and a hedge instrument during the quarter, of which $2.8 million was recorded in AOCI as of June 30, 2008.

▪	$14.7 million of losses, net of minority interest, relating to FBR Capital Markets.

Non-Cash and Impairment Charges of $133.0 million include:

▪	$129.2 million of impairment related investment losses including:

o	$119.0 million of other than temporary impairment on MBS and related hedges, of which $85.5 million was recorded in AOCI as of June 30, 2008.

o	$7.1 million of other than temporary impairment on merchant banking Investments.

o	$3.1 million related to investment partnerships and sub-prime NIMs.

▪	$3.8 million of non-cash compensation charges.

Merchant Banking

Excluding FBR Capital Markets, the total value of the merchant banking investments held by FBR Group at the end of the third quarter was $27.3 million. During the quarter, the Company recorded $7.1 million in other than temporary impairments related to merchant banking investments. No additional investments were made in the portfolio during the quarter.

FBR Capital Markets Corporation

Friedman Billings Ramsey Group, Inc. results have no effect or impact on the financial strength, performance, or ongoing operations of FBR Group’s majority owned subsidiary, FBR Capital Markets Corporation (NASDAQ:FBCM), which is a separately traded and managed public company. FBR Group does, however, consolidate FBR Capital Markets’ financial results on a proportionate basis.

FBR Capital Markets reported a net after-tax loss of $28.6 million, or $0.44 per share (diluted), for the quarter ended September 30, 2008, compared to net after-tax earnings of $0.3 million in the third quarter of 2007. For the nine months ending September 30, 2008, FBR Capital Markets reported a net loss of $64.0 million after tax, or $0.99 per share (diluted), compared to net after-tax earnings of $33.0 million, or $0.51 per share (diluted), for the first nine months of 2007. At quarter’s end, book value per share was $6.96.

FBR Capital Markets also reported a balance sheet reflecting $452 million in capital - all equity - and approximately $294 million of cash and net cash invested in floating rate securities. In line with its strategic plan and market conditions, FBR Capital Markets announced it is taking additional aggressive steps to lower break even levels. The Company plans to take maximum advantage of the adverse economic environment and dislocation in the industry and fully expects to participate in a substantial number capital raising opportunities such as the recapitalizations of financial institutions.

Looking Ahead

“These are undoubtedly the most challenging times that we have ever seen in the financial markets,” said Eric Billings, Chairman and Chief Executive Officer of FBR Group. “We believe we have taken and are continuing to take all necessary steps to position the Company to be able to patiently realize the maximum value of all of our assets and liabilities.”

Complete third quarter 2008 financial results and tables for FBR Capital Markets can be found at www.fbrcapitalmarkets.com.

Investors wishing to listen to the FBR Group earnings conference call at 9:00 A.M. U.S. EDT, October 23, 2008, may do so via the Web at: http://phx.corporate-ir.net/phoenix.zhtml?c=71352&p=irol-irhome.

Replays of the webcast will be available after the call.

Friedman, Billings, Ramsey Group, Inc. (FBR) invests in mortgage-related assets, merchant banking opportunities and is the majority owner of FBR Capital Market Corporation, a separate publicly traded company. FBR is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.fbr.com.

(1) Accumulated Other Comprehensive Income (AOCI) includes changes in the value of available-for-sale securities and cash flow hedges. FBR believes that such changes represent temporary market fluctuations, are not reflective of our market strategy, and, therefore, the exclusion of AOCI provides a reasonable basis for calculating returns.

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the Company's Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the Company and from the SEC.

Financial data follow.

# # #

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Quarter Ended
	September 30,

	2008	%	2007	%
REVENUES:
Investment banking:
Capital raising	$6,763	-6.5%	$49,692	-108.8%
Advisory	5,999	-5.8%	16,480	-36.1%
Institutional brokerage:
Principal transactions	2,610	-2.5%	968	-2.1%
Agency commissions	33,813	-32.6%	26,257	-57.5%
Asset management:
Base management fees	3,710	-3.6%	6,119	-13.4%
Incentive allocations and fees	-	0.0%	82	-0.2%
Principal investment:
Interest	31,057	-29.9%	115,007	-251.7%
Net investment loss	(164,153)	158.2%	(131,960)	288.8%
Dividends	307	-0.3%	526	-1.2%
Mortgage banking:
Interest	-	0.0%	7,194	-15.7%
Net investment loss	-	0.0%	(27,968)	61.2%
Other	1,548	-1.5%	3,990	-8.6%
Total revenues	(78,346)	75.5%	66,387	-145.3%
Interest expense	25,387	-24.5%	112,072	-245.3%
Revenues, net of interest expense	(103,733)	100.0%	(45,685)	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	61,111	-58.9%	80,955	-177.2%
Professional services	10,442	-10.1%	12,281	-26.9%
Business development	5,262	-5.1%	7,713	-16.9%
Clearing and brokerage fees	3,834	-3.7%	3,953	-8.7%
Occupancy and equipment	8,282	-8.0%	12,695	-27.8%
Communications	5,773	-5.6%	7,148	-15.6%
Other operating expenses	6,668	-6.4%	16,140	-35.3%
Restructuring charges	-	0.0%	6,172	-13.5%
Total non-interest expenses	101,372	-97.8%	147,057	-321.9%

Operating loss	(205,105)	197.8%	(192,742)	421.9%

OTHER INCOME (LOSS):
Gain on reduction in long-term debt	4,078	-4.0%	-	0.0%
Loss on subsidiary share transactions and other losses	(4)	0.0%	(2,450)	5.4%

Loss before income taxes and minority interest	(201,031)	193.8%	(195,192)	427.3%

Income tax (benefit) provision	(18,123)	17.5%	15,288	-33.4%
Minority interest in (losses) earnings of consolidated subsidiary	(13,886)	13.4%	165	-0.4%

Net loss	$(169,022)	162.9%	$(210,645)	461.1%

Basic loss per share	$(1.12)		$(1.25)
Diluted loss per share	$(1.12)		$(1.25)

Weighted average shares - basic	151,301		167,874
Weighted average shares - diluted	151,301		167,874

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Nine Months Ended
	September 30,

	2008	%	2007	%
REVENUES:
Investment banking:
Capital raising	$75,635	198.9%	$256,971	182.6%
Advisory	15,267	40.2%	29,090	20.7%
Institutional brokerage:
Principal transactions	13,455	35.4%	7,156	5.1%
Agency commissions	89,581	235.6%	78,639	55.9%
Asset management:
Base management fees	12,507	32.9%	18,007	12.8%
Incentive allocations and fees	-	0.0%	302	0.2%
Principal investment:
Interest	83,798	220.4%	446,258	317.1%
Net investment loss	(188,637)	-496.2%	(194,102)	-137.9%
Dividends	994	2.6%	2,368	1.7%
Mortgage banking:
Interest	36	0.1%	47,186	33.5%
Net investment income (loss)	463	1.2%	(138,858)	-98.7%
Other	5,815	15.3%	12,566	8.9%
Total revenues	108,914	286.4%	565,583	401.9%
Interest expense	70,895	186.4%	424,854	301.9%
Revenues, net of interest expense	38,019	100.0%	140,729	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	192,035	505.1%	291,822	207.4%
Professional services	33,401	87.9%	40,143	28.5%
Business development	24,368	64.1%	32,640	23.2%
Clearing and brokerage fees	10,857	28.6%	9,717	6.9%
Occupancy and equipment	26,051	68.5%	38,511	27.4%
Communications	18,046	47.5%	21,791	15.5%
Other operating expenses	19,107	50.3%	66,540	47.3%
Goodwill impairment	-	0.0%	54,752	38.9%
Restructuring charges	-	0.0%	25,519	18.1%
Total non-interest expenses	323,865	852.0%	581,435	413.2%

Operating loss	(285,846)	-752.0%	(440,706)	-313.2%

OTHER INCOME:
(Loss) gain on subsidiary share transactions	(189)	-0.5%	104,058	74.0%
Gain on reduction in long-term debt	4,078	10.8%	-	0.0%
Gain on disposition of subsidiary and other income	73,030	192.1%	-	0.0%

Loss before income taxes and minority interest	(208,927)	-549.5%	(336,648)	-239.2%

Income tax (benefit) provision	(28,903)	-76.0%	38,749	27.5%
Minority interest in (losses) earnings of consolidated subsidiary	(31,053)	-81.7%	12,782	9.1%

Net loss	$(148,971)	-391.8%	$(388,179)	-275.8%

Basic loss per share	$(0.99)		$(2.27)
Diluted loss per share	$(0.99)		$(2.27)

Weighted average shares - basic	151,134		171,308
Weighted average shares - diluted	151,134		171,308

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	Nine Months Ended
	September 30, 2008	Q-3 08	Q-2 08	Q-1 08
Revenues
Investment banking:
Capital raising	$75,635	$6,763	$3,962	$64,910
Advisory	15,267	5,999	4,192	5,076
Institutional brokerage:
Principal transactions	13,455	2,610	4,888	5,957
Agency commissions	89,581	33,813	29,918	25,850
Asset management:
Base management fees	12,507	3,710	4,153	4,644
Principal investment:
Interest	83,798	31,057	26,827	25,914
Net investment loss	(188,637)	(164,153)	(4,797)	(19,687)
Dividends	994	307	258	429
Mortgage banking:
Interest	36	-	-	36
Net investment income (loss)	463	-	(5)	468
Other	5,815	1,548	1,932	2,335
Total revenues	108,914	(78,346)	71,328	115,932
Interest expense	70,895	25,387	21,858	23,650
Revenues, net of interest expense	38,019	(103,733)	49,470	92,282

Non-interest expenses
Compensation and benefits	192,035	61,111	53,970	76,954
Professional services	33,401	10,442	10,492	12,467
Business development	24,368	5,262	6,812	12,294
Clearing and brokerage fees	10,857	3,834	3,393	3,630
Occupancy and equipment	26,051	8,282	8,580	9,189
Communications	18,046	5,773	6,255	6,018
Other operating expenses	19,107	6,668	7,055	5,384
Total non-interest expenses	323,865	101,372	96,557	125,936

Operating loss	(285,846)	(205,105)	(47,087)	(33,654)

Other income (loss)	76,919	4,074	(192)	73,037

(Loss) income before income taxes and minority interest	(208,927)	(201,031)	(47,279)	39,383

Income tax benefit	(28,903)	(18,123)	(9,974)	(806)
Minority interest in losses of consolidated subsidiary	(31,053)	(13,886)	(12,254)	(4,913)

Net (loss) income	$(148,971)	$(169,022)	$(25,051)	$45,102

ROE (annualized)	-60.0%	-204.3%	-27.2%	48.9%
ROE (annualized-excluding AOCI) (1)	-58.3%	-198.5%	-23.8%	41.8%

Total shareholders' equity	$268,097	$268,097	$343,686	$344,408
Total shareholders' equity, net of AOCI (1)	$274,547	$274,547	$436,093	$455,761

Basic (loss) earnings per share	$(0.99)	$(1.12)	$(0.17)	$0.30
Diluted (loss) earnings per share	$(0.99)	$(1.12)	$(0.17)	$0.30

Ending shares outstanding (in thousands)	151,352	151,352	150,989	150,915

Book value per share	$1.77	$1.77	$2.28	$2.28
Book value per share, net of AOCI (1)	$1.81	$1.81	$2.89	$3.02

Gross assets under management (in millions)
Managed accounts	$276.8	$276.8	$275.7	$333.9
Hedge & offshore funds	29.6	29.6	35.5	45.1
Mutual funds	1,433.2	1,433.2	1,553.4	1,702.9
Private equity and venture capital funds	17.2	17.2	21.1	21.4
Total	$1,756.8	$1,756.8	$1,885.7	$2,103.3

Net assets under management (in millions)
Managed accounts	$276.8	$276.8	$275.7	$333.9
Hedge & offshore funds	27.5	27.5	33.4	40.4
Mutual funds	1,427.1	1,427.1	1,533.8	1,698.0
Private equity and venture capital funds	16.2	16.2	20.2	20.2
Total	$1,747.6	$1,747.6	$1,863.1	$2,092.5

Employee count	666	666	719	726

(1)
Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)

	Year Ended
	December 31, 2007	Q-4 07	Q-3 07	Q-2 07	Q-1 07
Revenues
Investment banking:
Capital raising	$282,619	$25,648	$49,692	$110,032	$97,247
Advisory	34,063	4,973	16,480	6,152	6,458
Institutional brokerage:
Principal transactions	10,152	2,996	968	4,152	2,036
Agency commissions	104,792	26,153	26,257	28,564	23,818
Asset management:
Base management fees	23,549	5,542	6,119	6,360	5,528
Incentive allocations and fees	401	99	82	116	104
Principal investment:
Interest	497,256	50,998	115,007	152,368	178,883
Net investment loss	(216,429)	(22,327)	(131,960)	(3,377)	(58,765)
Dividends	3,173	805	526	883	959
Mortgage banking:
Interest	51,245	4,059	7,194	13,462	26,530
Net investment loss	(222,032)	(83,174)	(27,968)	(4,031)	(106,859)
Other	15,808	3,242	3,990	4,482	4,094
Total revenues	584,597	19,014	66,387	319,163	180,033
Interest expense	477,437	52,583	112,072	143,231	169,551
Revenues, net of interest expense	107,160	(33,569)	(45,685)	175,932	10,482

Non-interest expenses
Compensation and benefits	361,355	69,533	80,955	106,885	103,982
Professional services	55,741	15,598	12,281	14,008	13,854
Business development	43,518	10,878	7,713	11,158	13,769
Clearing and brokerage fees	12,514	2,797	3,953	3,063	2,701
Occupancy and equipment	52,302	13,791	12,695	12,699	13,117
Communications	28,690	6,899	7,148	7,592	7,051
Other operating expenses	82,246	15,706	16,140	18,684	31,716
Impairment of goodwill	162,765	108,013	-	28,900	25,852
Restructuring charges	46,985	21,466	6,172	3,862	15,485
Total non-interest expenses	846,116	264,681	147,057	206,851	227,527

Operating loss	(738,956)	(298,250)	(192,742)	(30,919)	(217,045)

Other income (loss)	104,062	4	(2,450)	105,677	831

(Loss) income before income taxes
and minority interest	(634,894)	(298,246)	(195,192)	74,758	(216,214)

Income tax provision (benefit)	22,932	(15,817)	15,288	55,011	(31,550)
Minority interest in earnings (losses) of consolidated subsidiary	774	(12,008)	165	9,538	3,079

Net (loss) income	$(658,600)	$(270,421)	$(210,645)	$10,209	$(187,743)

ROE (annualized)	-84.2%	-138.3%	-90.2%	3.7%	-69.5%
ROE (annualized-excluding AOCI) (1)	-82.7%	-135.8%	-88.7%	3.7%	-69.0%

Total shareholders' equity	$393,691	$393,691	$698,214	$1,012,635	$989,213
Total shareholders' equity, net of AOCI (1)	$406,762	$406,762	$714,566	$996,283	$990,460

Basic (loss) earnings per share	$(3.94)	$(1.77)	$(1.25)	$0.06	$(1.09)
Diluted (loss) earnings per share	$(3.94)	$(1.77)	$(1.25)	$0.06	$(1.09)

Ending shares outstanding (in thousands)	150,674	150,674	158,671	173,756	172,846

Book value per share	$2.61	$2.61	$4.40	$5.83	$5.72
Book value per share, net of AOCI (1)	$2.70	$2.70	$4.50	$5.73	$5.73

Gross assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	52.1	52.1	61.7	61.7	67.1
Mutual funds	2,046.5	2,046.5	2,292.3	2,482.6	2,412.9
Private equity and venture capital funds	23.8	23.8	31.3	33.8	41.2
Total	$2,469.5	$2,469.5	$2,730.9	$2,869.4	$2,780.0

Net assets under management (in millions)
Managed accounts	$347.1	$347.1	$345.6	$291.3	$258.8
Hedge & offshore funds	50.7	50.7	58.1	58.1	62.5
Mutual funds	2,034.6	2,034.6	2,285.1	2,474.7	2,406.4
Private equity and venture capital funds	22.6	22.6	29.8	32.0	38.0
Total	$2,455.0	$2,455.0	$2,718.6	$2,856.1	$2,765.7

Employee count	1,025	1,025	1,290	2,151	2,592

(1)
Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

(2)
Effective January 1, 2008, the Company elected to change its method of amortizing and accreting premiums, discounts and other deferred costs on its mortgage-backed securities portfolio to the "Contractual Method", in accordance with SFAS 91. See the Company's quarterly filing filed with with the Securities and Exchange Commission for the period ending March 31, 2008 for further discussion.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONSOLIDATED BALANCE SHEETS (Dollars and shares in thousands, except per share amounts) (Unaudited)

ASSETS	30-Sep-08	31-Dec-07

Cash and cash equivalents	$227,162	$692,360
Restricted cash	172	14,166
Receivables	429,253	75,357
Investments:
Mortgage-backed securities, at fair value	2,592,379	1,791,480
Loans held for sale, net	-	65,074
Long-term investments	106,795	169,274
Trading securities, at fair value	25,092	19,057
Due from clearing broker	17,168	-
Derivative assets, at fair value	6,767	3,514
Intangible assets, net	9,372	9,837
Furniture, equipment, software and leasehold improvements, net	25,998	30,451
Prepaid expenses and other assets	65,790	74,385
Total assets	$3,505,948	$2,944,955

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Trading account securities sold but	$4,601	$206
not yet purchased, at fair value
Repurchase agreements	2,374,715	1,744,377
Securities purchased	227,191	-
Derivative liabilities, at fair value	3,788	3,558
Interest payable	4,438	5,746
Accrued compensation and benefits	39,237	57,000
Due to clearing broker	-	7,059
Accounts payable, accrued expenses and other liabilities	50,616	105,456
Short-term loan financing	-	63,981
Long-term debt	313,358	320,820
Total liabilities	3,017,944	2,308,203

Minority interest	219,907	243,061

Shareholders' equity:
Common stock, 159,360 and 151,883 shares	1,594	1,519
Additional paid-in capital	1,485,482	1,468,801
Accumulated other comprehensive loss, net of taxes	(6,450)	(13,071)
Accumulated deficit	(1,212,529)	(1,063,558)
Total shareholders' equity	268,097	393,691

Total liabilities and shareholders' equity	$3,505,948	$2,944,955